EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-256048 and 333-241837) on Form S-8 and in the registration statement (No. 333-260287) on Form S-3 of our reports dated February 27, 2023, with respect to the consolidated financial statements and financial statement Schedule II of Murphy Oil Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas
February 27, 2023